Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent use in the Prospectus constituting part of this Registration Statement on Form S-1Amendment No.4 of our report dated November 20, 2020 relating to the financial statements of Fortitude Gold Corporation as of August 15, 2020. We also consent to the reference to our firm under the heading “Experts” in the prospectus, which is part of the registration statement.

/s/ PLANTE & MORAN, PLLC

Denver, Colorado
December 18, 2020